STOCK OPTION PLAN AND AGREEMENT

            STOCK OPTION AGREEMENT dated as of February 2, 1998 (this "Agreement"), by and between DANSKIN, INC., a Delaware corporation (the "Company"), and CATHERINE VOLKER (the "Optionee").

            WHEREAS, the Optionee is currently employed pursuant to that certain employment agreement dated as of the date hereof (the "Employment Agreement"); and

            WHEREAS, the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company and its stockholders to grant to the Optionee the Options (as defined below) to purchase shares of common stock, par value $.01 per share, of the Company (the "Common Stock") as provided for herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

            1. Option Grant. On the date hereof and subject to the provisions of Section 9 hereof, the Company grants to the Optionee six options (each such option being referred to herein individually as "Option 1" through "Option 6", or as an "Option," and collectively as the "Options"), each Option representing the right to purchase 425,000 shares of Common Stock, upon the terms and conditions set forth herein. The Options are not intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

            2. Option Price. The purchase price of the shares of Common Stock covered by each Option shall be $.65 per share without commission or other charge.

            3. Exercisability. Each Option shall become fully exercisable on the date which is thirty (30) days prior to the Expiration Date (as defined below); provided, that the right to exercise such Option is subject to acceleration as provided herein.

                  (a) Prior to the sixth anniversary of the date hereof, each Option will be subject to acceleration of exercisability pursuant to which such Option shall become immediately exercisable with respect to 212,500 shares of Common Stock subject to such Option upon the satisfaction during any fiscal year of the EBT Target (as defined below) with respect to such Option (and each Option as to which 212,500 shares have become immediately exercisable is referred to herein as a "Partially Accelerated Option") and the remaining 212,500 shares of Common Stock subject to such Option shall accelerate as to exercisability upon the satisfaction of the EBT Target with respect to such Option during either of the two fiscal years immediately following the fiscal year in which the EBT Target with respect to such Option was first met. The EBT Target with respect to an Option shall be deemed satisfied if Actual EBT (as defined herein) for a fiscal year is equal to or greater than the EBT Target.

                  (b) "Actual EBT" shall be determined by the Committee and shall be calculated as earnings before federal income taxes of the Company as reflected in its audited financial statements for the prior fiscal year, as reviewed by the Company's auditors and reported in the Company's Annual Report on Form 10-K (the "Form 10-K") divided by the number of shares of Common Stock outstanding on a fully diluted basis as of the last day of such fiscal year. Except and to the extent that equity capital raised by the Company after the date hereof ("New Capital") is used for the operation of the business (whether by way of capital investment or working capital) or to fund acquisitions, any income attributable to, or shares of stock issued in consideration of such New Capital shall be excluded from the calculation of Actual EBT. (For example, any interest income attributable to New Capital and used in treasury investments not related to the operation of the business, and any interest reductions resulting from the application of New Capital and used to reduce outstanding indebtedness shall be excluded from the calculation of Actual EBT, and shares issued in consideration of such New Capital shall likewise be excluded.) To the extent income from New Capital is excluded from the calculation of Actual EBT during any part of a fiscal year, and included during any other part of such fiscal year, the Committee shall make such adjustment to the number of shares to be utilized in determining Actual EBT as the Committee deems equitable. In the event that the EBT Target for a specific Option is met, the date upon which the exercisability of such Option shall become accelerated (with respect to the first 212,500 shares or the remaining 212,500 shares, as the case may be) shall be April 15 of the year following the fiscal year in which the EBT Target was met, or such later date which is fifteen days from the date the Form 10-K for such year is filed.

                  (c) The EBT Target for each Option is as set forth below (the "EBT Target"):

OPTION                           EBT TARGET
------                           ----------

Option 1 $.06 pre-tax earnings per share (and a minimum of $5 million of pre-tax earnings)

Option 2 $.10 pre-tax earnings per share (and a minimum of $8 million of pre-tax earnings)

Option 3 $.13 pre-tax earnings per share (and a minimum of $11 million of pre-tax earnings)

Option 4 $.17 pre-tax earnings per share (and a minimum of $14 million of pre-tax earnings)

Option 5 $.20 pre-tax earnings per share (and a minimum of $17 million of pre-tax earnings)

Option 6 $.24 pre-tax earnings per share (and a minimum of $20 million of pre-tax earnings)

                  The EBT Targets are based on 83,323,228 shares (representing the number of shares of Common Stock outstanding on a fully diluted basis taking into account shares of Common Stock issuable upon the exercise or conversion of outstanding warrants, options (including the Options) and Series D Preferred Stock of the Company, and such measure of outstanding shares being referred to herein as "Fully Diluted Shares") of Common Stock outstanding as of the date hereof. In the event of any decrease in the number of Fully Diluted Shares by consolidation, combination, reclassification or similar transaction or in the event of any increase in the number of Fully Diluted Shares by stock dividend, stock split, recapitalization, or similar transaction, the Committee shall cause there to be made such equitable adjustments to the per share measures of each EBT Target as necessary so that the Executive shall be in the same economic position with respect to the exercise of the Option subsequent to such as event as she would have been prior to such event; provided, that adjustments deemed de minimis by the Committee shall not be made, but shall be carried forward and taken into account and included in determining any subsequent adjustment. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

                  (d) If any "person" (as such term is defined within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13(d)(3) of the 1934 Act) directly or indirectly 5% or more of the Company's outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board of Directors of the Company or has directly or indirectly made an investment in Danskin Investors, LLC of at least $2,000,000, becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors, then each Partially Accelerated Option shall become accelerated as to exercise with respect to all shares of Common Stock subject to such Option, and if all Options have not become accelerated as to exercise by virtue of the foregoing, then the Option with the next highest EBT Target that had not at such time become accelerated as to exercise shall become immediately exercisable with respect to all shares of Common Stock subject to such Option.

                  (e) If, at any time within six years of the date hereof, the Company consummates the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding Common Stock, at a per share price as determined by the Committee, in its discretion, of $2.25 to $2.49 per share of Common Stock (subject to such equitable adjustment as determined by the Committee in the event of any decrease in the number of shares of Common Stock by consolidation, combination, reclassification or similar transaction, or in the event of any increase in the number of shares of Common Stock by stock dividend, stock split, recapitalization or similar transaction), then each Partially Accelerated Option shall become immediately exercisable with respect to all shares of Common Stock subject to such Option, and if all Options have not become accelerated as to exercise by virtue of the foregoing, then each of the two Options with the next highest EBT Targets that had not at such time become accelerated as to exercise shall become immediately exercisable with respect to all shares of Common Stock subject to each such Option. If, at any time within six years of the date hereof, the Company consummates the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding Common Stock, at a per share price as determined by the Committee, in its discretion, of $2.50 per share of Common Stock or more (subject to adjustment as set forth above in this Section 3(e)), then each Option shall become immediately exercisable with respect to all shares of Common Stock subject to each such Option. Any determination by the Committee as to the per share consideration applicable to a transaction referred to in this Section 3(e) shall be final and binding upon the Optionee, the Company and all other interested persons.

               (f) Each Option shall terminate upon the termination of Executive's employment except as otherwise provided in this Section 3(f). Upon the termination of the Optionee's employment with the Company by Optionee pursuant to Section 7.5 of the Employment Agreement, or the termination of the Optionee's employment by the Company for any reason other than Cause (as defined in the Employment Agreement) or if the Company does not renew the term of Optionee's employment for any successive one year period pursuant to Section 2 of the Employment Agreement, then each Option which is exercisable in whole or part on the date of such termination (the "Termination Date") shall remain exercisable for a period of thirty (30) days from the Termination Date with respect to that portion of such Option which is exercisable on the Termination Date. Upon the termination of the Optionee's employment due to death or Disability (as defined in the Employment Agreement), each Option which is exercisable in whole or part on the date of such termination (such date also being referred to herein as the "Termination Date") shall remain exercisable for a period of three (3) months from the Termination Date with respect to that portion of such Option which is exercisable on the Termination Date. Each Option which is not exercisable on the Termination Date, or the portion of any Option which is not exercisable on the Termination Date, shall terminate and expire on the Termination Date.

      4. Option Term. Unless terminated earlier in accordance with Section 3(f) hereof, each Option shall be exercisable by the Optionee only until January 31, 2008 (the "Expiration Date"). In the event that any Option or any portion thereof remains unexercised on the Expiration Date, such Option or any such unexercised portion thereof shall be forfeited to the Company and shall no longer be exercisable by the Optionee.

      5. Payment for Shares. Each Option may be exercised in whole or in part at any time and from time to time up to the amount permitted pursuant to Section 3 of this Agreement by providing the Company with a duly executed notice, in a form as may be designated by the Company from time to time. Payment for the shares of Common Stock deliverable upon exercise of an Option shall be made by delivery of a check to the order of the Company in U.S. dollars in the amount of the aggregate price for such shares plus all amounts which, under federal, state or local tax law, the Company is required to withhold upon exercise of the Option or portion thereof, or on such other payment terms as shall be mutually agreeable to the Company and the Optionee at such time.

      6. Adjustments in Option. If the outstanding shares of the stock subject to an Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares (an "Adjustment Event"), then the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other securities as to which the portion of such Option that is then unexercised shall be exercisable, to the end that after such event, the Optionee shall be entitled to acquire, upon exercise of the unexercised portion of such Option, such shares or other securities as the Optionee would have received with respect to such portion if the Optionee had exercised such portion immediately prior to such Adjustment Event. Such adjustment in an Option shall be made without change in the total price applicable to the unexercised portion of the Option. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

      7. Transfer or Sale of Shares; Registration Form S-8. Within a reasonable period of time after the date of this Agreement, the Company shall file one or more registration statements covering the appropriate number of shares of Common Stock on a registration statement on Form S-8 to be issued or granted to the Optionee, as the case may be, which registration statement shall be effective upon the filing thereof. The Company shall use reasonable efforts to keep such Form S-8 current and effective until the Optionee has exercised the Options. Shares of Common Stock issued upon the exercise of the Options may be transferred or sold by the Optionee only as set forth in this Section 7. Such shares may be transferred or sold (i) at any time subsequent to the termination of the employment of the Optionee by the Company, (ii) at any time subsequent to the fifth anniversary of the date hereof, or (iii) pursuant to a plan of merger of the Company and another entity or an agreement for the sale of all or substantially all of the outstanding Common Stock of the Company. In addition, the Optionee may transfer or sell (on a non-cumulative basis) up to 250,000 of such shares per year.

      8. Pennaco Sale or Disposition. In the event the Company makes a distribution to shareholders of the proceeds of a sale or other distribution of Pennaco (or shares in the case of a spinoff of Pennaco) prior to the exercise of the Options, the Company shall reserve the proceeds which would have been paid to Executive upon such distribution had the Executive previously exercised the Options, and upon exercise of each Option shall pay to the Executive the proceeds or other property of the Pennaco sale which would have been paid to Executive had she held the Common Stock issuable on exercise of the Option at the time of the Pennaco sale. Any determination made by the Committee as to the amount of the proceeds applicable hereunder shall be final and binding upon the Optionee, the Company and all other interested persons.

      9. Shareholder Approval. The exercise of the Options hereunder is subject to the approval and adoption of this Agreement by a vote of shareholders representing not less than a majority of the shares of Common Stock and Series D Preferred Stock (voting on an as converted basis) then outstanding and entitled to vote.

      10.   Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee with respect to the matters contained herein.

            (b) Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Optionee and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Optionee, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities.

            (c) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument in writing signed by the Company and Optionee. The Company and the Optionee may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

            (d) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

            (e) Further Assurances. The Company and the Optionee shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and/or documents (including without limitation, such proxies and/or powers of attorney as may be necessary or appropriate) as either party hereto may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

            (f) Separability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any other term or provision of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

            (g) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Option. With respect to any fraction of a share called for upon any exercise of an Option, the Company shall pay to the Optionee an amount in cash equal to such fraction multiplied by the current market price (as determined as of the date of exercise, and with reference to the applicable trading market) of a share of the Common Stock as of the date of such exercise.

            (h) Options Not Transferable. The Options shall not be transferable by sale, alienation, anticipation, pledge, encumbrance, assignment, or by any other means other than by will or the laws of descent and distribution.

            (i) No Rights of the Holder. The Optionee shall not, solely by virtue of this Agreement, be entitled to any rights of a stockholder of the Company, either at law or in equity.

            (j) No Right To Continue as an Employee. Nothing contained in this Agreement shall confer or be implied to confer upon the Optionee any right to continue her employment with the Company.

            (k) Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and performed in Delaware.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.

                                          DANSKIN, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                          --------------------------------------
                                          Catherine Volker